SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2003

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 9.	Regulation FD Disclosure.

           Borland Software Corporation today confirms prior guidance that its revenues for the quarter ending December 31, 2003 to be in the range of $71 – $75 million. Borland further expects GAAP earnings per share to be in the range of $(0.08) to $(0.12) for the quarter. This compares to previous guidance of GAAP earnings per share in the range of $(0.04) to $(0.06). The expected increase in loss from previous guidance is due to costs associated with the reduction in force described below. As previously announced, Borland expects Non-GAAP earnings per share to be in the range of $0.03 to $0.05. A reconciliation of anticipated GAAP earnings per share to anticipated Non-GAAP earnings per share is set forth below. As noted below in our Safe Harbor Statement, we remind you that a large portion of software sales, particularly sales to enterprise customers, tend to occur toward the end of a given quarter.

           Looking forward to 2004, Borland today initiated a reduction in force covering approximately 120 employees worldwide as part of implementing the ALM strategy and accelerating our new go-to-market model. The changes will also streamline operations consistent with our targeted operating margins. The reductions affected each of the operating departments of the company without a particular emphasis in any given group.

Reconciliation of Anticipated Non-GAAP Results to Anticipated GAAP Results

           In calculating Non-GAAP earnings per share, Borland utilizes a Non-GAAP financial measure of net income that excludes, as applicable, amortization of intangible assets, restructuring charges, acquisition-related expenses, and other charges. The following table shows our anticipated Non-GAAP anticipated results for the quarter ending December 31, 2003 reconciled to our anticipated GAAP results for the quarter ending December 31, 2003.

Preliminary estimates (range):	Per Share
	Low	High
	(unaudited)

GAAP net loss	$(0.12)	$(0.08)
Amortization of intangible assets	0.07	0.07
Acquisition-related expenses	0.02	0.02
Restructuring charges	0.06	0.04

Non-GAAP net income	$0.03	$0.05

Non-GAAP Financial Measures

           When disclosing financial information, Borland provides all information required in accordance with generally accepted accounting practices (GAAP), but believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Borland uses Non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization. Borland’s management does not itself, nor does it suggest that investors should, consider such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Non-GAAP financial measures used by Borland may not be consistent with the presentation of similar companies in Borland’s industry. However, Borland presents such Non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Borland’s operating results in a manner that focuses on what Borland believes to be its ongoing business operations. Borland’s management believes it is useful for itself and investors to review both GAAP information that includes the expenses, charges, gains, and losses mentioned below and the Non-GAAP measure of net income that excludes such charges to have a better understanding of the overall performance of Borland’s business and its ability to perform in subsequent periods.

           Borland computes its Non-GAAP financial measure of net income by adjusting GAAP net income to exclude, as applicable, the impact of restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and certain income and one-time charges and benefits. Management believes that the inclusion of this Non-GAAP financial measure provides consistency and comparability with past reports of financial results and provides comparability to similar companies in Borland’s industry, many of which present the same or similar Non-GAAP financial measures to investors. Whenever Borland uses such a Non-GAAP financial measure, it provides a reconciliation of Non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure.

           Borland excludes restructuring charges, including (i) employee severance and other termination benefits, (ii) lease termination costs and other expenses associated with exiting a facility, and (iii) other costs associated with terminating contracts, from its Non-GAAP financial measure of net income. Expenses related to restructuring have, in some cases, had a significant cash impact and effect on net income as measured in accordance with GAAP. However, Borland’s management believes such restructuring charges are periodic costs incurred to realign Borland’s operating expenses with its anticipated future revenues and consequently, does not consider these restructuring costs as a normal component of Borland’s expenses related to ongoing operations. As a result, Borland’s management believes it is useful for itself and investors to review both GAAP information that includes such charges and Non-GAAP measures of net income that exclude these charges to have a better understanding of the overall performance of Borland’s ongoing business operations and its performance in the periods presented.

           In accordance with GAAP, Borland regularly amortizes the remaining value of certain intangible assets over various periods. However, these amortization expenses result in no ongoing cash expenditures and otherwise have no material impact on Borland’s ongoing business operations. Similarly, from time to time, Borland undertakes strategic acquisitions and investments. The expenses related to such acquisitions and investments may or may not result in a significant cash impact or effect on net income as measured in accordance with GAAP, but their impact is not directly related to Borland’s ongoing business activities in such periods. Consequently, Borland excludes the amortization of intangible assets, acquisition-related expenses and in-process research and development expenses, as well as certain one-time charges that do not relate to ongoing operations, from its Non-GAAP financial measures. Borland believes that examination of both GAAP information that includes such charges and Non-GAAP financial measures that exclude such expenses provides management with a comparative measure between product lines when allocating available resources. In addition, Borland believes that if it did not provide such Non-GAAP financial information, investors would not have all the necessary data to analyze Borland’s ongoing operations.

Safe Harbor Statement

           This Current Report on Form 8-K contains forward-looking statements including statements regarding Borland’s anticipated financial results for the quarter ending December 31, 2003. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: potential disruption to our operations and to our sales efforts as a result of our reduction in force; our ability to sell our solutions during the year-end holiday season; potential year end freezes on spending by some of our potential customers; our ability to launch new products to end user customers through our distribution channels; an increase in our cost of operations as a result of presently unforeseen expenditures; our ability to forecast revenue, given the fact that a large portion of software sales (particularly sales to enterprise customers) tend to occur toward the end of a given quarter; and delays in the execution of enterprise volume licenses. These and other risks may be detailed from time to time in Borland’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its 2002 Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and other SEC filings, copies of which may be obtained from http://www.sec.gov/. Borland is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this Current Report on Form 8-K if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

           The information in this report is being furnished pursuant to Item 9 of Form 8-K and shall not, except to the extent required by applicable law or regulation, be deemed filed by Borland for purposes of § 18 of the Securities Exchange Act of 1934, as amended. The information contained herein shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Borland, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: December 18, 2003	By: /s/ KENNETH R. HAHN

Name: Kenneth R. Hahn
Title: Senior Vice President and Chief Financial Officer